                                      November 4, 2008

Edison International
2244 Walnut Grove Avenue
Rosemead, CA  91770

Ladies and Gentlemen:

     This opinion is rendered in connection with the filing of a Registration Statement on
Form S-3 (the "Registration Statement") relating to shares of Edison International Common
Stock, no par value (the "Plan Shares"), for offering and sale pursuant to the Edison
International Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan").

     I am generally familiar with the organization, history and affairs of Edison
International. I am also familiar with the proceedings taken and proposed to be taken by
Edison International in connection with the proposed offering and sale of the Plan Shares, and I have examined a form of the Registration Statement. As Vice President, Associate
General Counsel, Chief Governance Officer and Corporate Secretary of Edison International,
I have general responsibility for supervising lawyers who may have been asked to review legal matters arising in connection with the offering and sale of the Plan Shares.
Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law. The opinions expressed herein are my own or are opinions of others with which I concur.

     Based upon the foregoing and subject to completion of such proceedings as are now contemplated prior to the offering, sale or issuance of the Plan Shares, it is my opinion that, when sold or issued as provided in the Registration Statement, the Plan Shares will be duly authorized, legally issued, fully paid and nonassessable shares of Common Stock of
Edison International. This opinion does not relate to state Blue Sky or securities laws.

     I hereby consent to the references made to me, and to the use of my name, in the
Registration Statement and to the filing of this opinion as an exhibit to the Registration
Statement. By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit to the Registration
Statement, within the meaning of Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    Barbara E. Mathews
                                    Vice President, Associate General Counsel,
                                    Chief Governance Officer and Corporate Secretary